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                                  Exhibit 23
                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pitt-Des Moines, Inc. of our report dated February 28, 2000, included in the Pitt-Des Moines, Inc. 1999 Annual Report.

Our audit also included the financial statement schedule of Pitt-Des Moines, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-34787) pertaining to the Stock Option Plan of 1990 of Pitt-Des Moines, Inc.; Form S-8 (No. 333-13043) pertaining to the Pitt-Des Moines, Inc. Directors Stock Plan; Form S-8 (No. 333-68853) pertaining to the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 of our report dated February 28, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Pitt-Des Moines, Inc.



Pittsburgh, Pennsylvania
March 27, 2000

                                                          /s/  ERNST & YOUNG LLP